For Immediate Release
Modern Tire Dealer Trade Publication Features

Advanced ID's RFID Tire Solutions; Predicts That in a Few Years All Tires Will Be Manufactured with an RFID Tag

Calgary, AB, December 30, 2008 -- Advanced ID Corporation (OTCBB:
AIDO), a leading developer of radio frequency identification ("RFID") technology for livestock tracking, pet recovery and supply chain applications focusing on the tire management industry, today announced that its RFID tire technology was profiled in a feature story by Modern Tire Dealer ("MTD"), a tire industry trade publication, written by Matt Strong.

According to MTD, Matt Strong is a 30-plus year tire and automotive industry veteran. Throughout his career, he has managed marketing activities for a global tire manufacturer, operated a large tire retail/wholesale business, worked in tire and automotive public relations, competed in numerous drag and road racing events, and has contributed a number of articles to Modern Tire Dealer magazine.

"As an influential trade media source, we constantly follow the coverage of MTD, and so do many constituencies of the global tire business. MTD and its reporters clearly know of what they speak," said Dan Finch, President of Advanced ID. "In the feature story on the use of RFID tire technology, many of the prevailing issues and bountiful opportunities were addressed. Based on this story among other channel checks, Advanced ID's highly focused strategy of applying world class RFID technology for supply chain applications used by the tire management industry is on track and headed in the right direction for incredible growth."

Excerpts from the story include:

Commercial tire [businesses] need to look into the benefits of RFID right away. Large tire warehouse/distributors also can use RFID technology to control inventory for warehousing and shipping, while retail dealers can use it for the same reasons."

"You can wait a couple of years until all tires are manufactured with the transponders installed."

"When Advanced ID Corp., a major tire industry supplier of these products, started marketing this technology, it estimated transponders for tires would cost between $3 and $4 each. According to Michael McGrail, director of sales, Americas, for Advanced ID, "Costs have now actually moved to the point where, if production numbers are met, they can cost as little as 40 cents each." (That production level is 10 million units in a single year.) Although that number might seem like an impossible goal, with OEM tire manufacturers and retreaders worldwide installing them on retail and commercial tires, their use on aircraft tires, and fleets installing them inside their own tires after manufacture, that number is viable."

"The Advanced ID [PR 500] scanner for medium truck, light truck and passenger tires is a simple device. It will do everything needed...Critical information such as existing tread depth, air pressure and tire temperature can give the commercial dealer far better insight into the actual environment in which the fleet's tires live and how they can optimize performance and lower tire costs."

The entire story featuring RFID solutions from Advanced ID may be found online at:

http://www.moderntiredealer.com/Article/Story/2008/11/RFID-and-the-
tire-industry.aspx

About Advanced ID Corporation: Advanced ID Corporation (OTCBB: AIDO) is a complete solutions provider in the RFID market with a focus on the tire management industry. The company is also a major factor in the tire inspection business through its UK based Pneu-Logic subsidiary. The Company is active in the pet recovery business through its AVID Canada subsidiary in Calgary, Alberta, and has developed a UHF RFID reader product line through its Advanced ID Asia Engineering technical support and business development partner in Chiang Mai, Thailand.

Safe Harbor Statement: Statements in this press release other than statements of historical fact, including statements regarding the company's plans, beliefs and estimate as to projections are "forward-looking statements". Such statements are subject to certain risks and uncertainties, including factors listed from time to time in the company's SEC filings, and actual results could differ materially from expected results. These forward-looking statements represent the company's judgment as of the date of this release. Advanced ID Corporation does not undertake to update, revise or correct any forward-looking statements.

For further information visit Advanced ID Corporation at www.advancedidcorp.com

Investor Contact for Advanced ID: Jordan Darrow, Darrow Associates, at 631-367-1866 or jdarrow@darrowir.com

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